SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C.  20549

                    -----------------------

                           FORM 8-K



                        CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange
Act of 1934

Date of Report (Date of Earliest Event Reported)  July 8, 1997


           FLORIDA INCOME FUND II, LTD. PARTNERSHIP
               --------------------------------
    (Exact Name of Registrant as Specified in its Charter)



     OHIO                    33-04345               33-1168320
---------------         -------------------         -----------
(State or Other       (Commission file number)    (IRS Employer
Jurisdiction of                                     ID Number)
Incorporation)


   12800 University Drive, Ste 675, Ft. Myers, FL     33907
    -------------------------------------------------------
    (Address of Principal Executive Offices     (Zip Code)


Registrant's telephone number, including area code (941) 481-2011
                                                  ---------------


                              N/A
  -----------------------------------------------------------
  Former Name or Former Address, if Changes Since Last Report
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                       TABLE OF CONTENTS





ITEM 5    OTHER EVENTS

          HISTORICAL SUMMARY OF GROSS REVENUES AND
          CERTAIN DIRECT OPERATING EXPENSES




SIGNATURES

























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                       ITEM 5 - FORM 8-K
                         OTHER EVENTS

POSSIBLE FORECLOSURE OF LOAN - PINEBROOK COMMONS

The below described material event has not yet been consummated but appears to be imminent at this time.

The Partnership has determined that it is no longer feasible to continue making monthly payments on a loan from Allstate Insurance Company secured by a first mortgage loan on Pinebrook Commons Shopping Center. This represents a loan default and will result in the foreclosure of the mortgage and loss of title to the property by the Partnership.

Pinebrook Commons represents the final real estate asset owned by the Partnership. Once foreclosed, the Partnership will be dissolved. Any remaining funds in the Partnership after paying all expenses will be distributed to the limited partners. It is unknown at this time if any funds will be available for final distribution.

The decision to default was made due to the negative cash flow being generated by the property from operations and after obtaining a third party appraisal indicating that the property's fair market value is $2,300,000 as of April 21, 1997. This compares to the current outstanding loan balance of $2,480,000.

The mortgage loan is a non-recourse loan which requires that the lender look solely to the property for repayment of its loan.
Therefore, the lender must absorb any loss resulting from a deficiency after foreclosing and selling the property.

The lender has declared a default and made a claim against all income generated by the property from April 1, 1997.

Pursuant to the information required by Article II of Regulation S-X, if the Partnership had disposed of Pinebrook Commons at March 31, 1994, the effect on the unaudited financial statements would have been a decrease in net asset value by $2,372,290, a decrease in Notes Payable by $2,474,212, a decrease in other liabilities by $35,876 and an increase in net worth by $137,798.

If this foreclosure had occurred on January 1, 1997, the effect on the unaudited income statement for the three months ended March 31, 1997 would have been a decrease in revenue by $23,494, a decrease in operating expense by $10,149, a decrease in non-operating expense by $17,483 and a decrease in depreciation and amortization expense by $7,115. All of the foregoing adjustments would have resulted in an increase in net income of $11,253.

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All of the foregoing adjustments should be combined with
adjustments due to the sale of two other properties in May and June 1997 as reported in 8-K's filed on May 21, 1997 and on June 16, 1997.

Included in this report is a historical summary of the property's gross revenues and certain direct operating expenses for the twelve months ended 12/31/96, 12/31/95 and 12/31/94.























Page 4
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
               PINEBROOK COMMONS SHOPPING CENTER
           HISTORICAL SUMMARY OF GROSS REVENUES AND
               CERTAIN DIRECT OPERATING EXPENSES


                       12/31/96      12/31/95       12/31/94

GROSS REVENUES         377,569       406,052        350,888

CERTAIN DIRECT
OPERATING EXPENSES

Maintenance             21,847        27,445         20,098
Utilities                8,938         5,562          4,318
Administrative          21,394        54,086         55,571
Real Estate Taxes       35,736        34,020         37,393
Insurance                7,208         9,984          9,373
Landlord  Costs          8,111         6,622          5,757
                       _______       _______        _______
TOTAL CERTAIN DIRECT   103,234       137,719        132,510
OPERATING EXPENSES

EXCESS OF GROSS        274,335       268,333        218,378
REVENUES OVER CERTAIN
DIRECT OPERATING
EXPENSES
















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                          SIGNATURES



Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


FLORIDA INCOME FUND II, LTD PARTNERSHIP
(REGISTRANT)



July 8, 1997


/S/LAWRENCE A. RAIMONDI
----------------------------------
LAWRENCE A. RAIMONDI
PRESIDENT AND DIRECTOR, AND CEO
MARINER CAPITAL MANAGEMENT, INC.
(PRINCIPAL EXECUTIVE OFFICER)



/S/ JOE K. BLACKETER
----------------------------------
JOE K. BLACKETER
SECRETARY/TREASURER
MARINER CAPITAL MANAGEMENT, INC.
(PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)


















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